UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 29, 2007

ASKMENOW, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49971	71-087-6958
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Executive Park, Suite 250, Irvine, CA 92614

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (949) 861-2590

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

This amended Form 8-K is being filed solely to correct a typographical error in Item 1.01 of the Form 8-K for January 29, 2007. The Consulting Agreement dated January 29, 2007 by and between AskMeNow, Inc. and Dennis Bergquist, filed on February 2, 2007, provides that the Company’s Board of Directors has authorized the Company to enter into an employment agreement with Mr. Bergquist to become the Chief Financial Officer (not Chief Executive Officer) and Executive Vice President of the Company on terms substantially similar to the Consulting Agreement at any time after it completes a subsequent financing for at least five million dollars.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Consulting Agreement, dated as of January 29, 2007, by and between AskMeNow, Inc. and Dennis Bergquist filed on February 2, 2007 with this Form 8-K is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2007

ASKMENOW, INC.

By:	/s/ Darryl Cohen
Darryl Cohen
Chief Executive Officer